Exhibit 99.1

Earnings Conference Call November 2, 2022 8:00 a.m. CT 1 (844) 200-6205 (within North America) 1 (929) 526-1599 (outside of North America) Access Code: 950354 Webcast: ir.dnow.com

NOW Inc. Reports Third Quarter 2022 Results

HOUSTON, TX, November 2, 2022 – NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•	Revenue was $577 million for the third quarter of 2022

•	Net income attributable to NOW Inc. was $40 million and non-GAAP net income attributable to NOW Inc. excluding other costs was $34 million for the third quarter of 2022

•

Diluted earnings per share attributable to NOW Inc. stockholders was $0.35 and non-GAAP diluted earnings per share attributable to NOW Inc. stockholders excluding other costs was $0.30 for the third quarter of 2022

•	Non-GAAP EBITDA excluding other costs for the third quarter of 2022 was $53 million or 9.2 percent of revenue

•	Cash and cash equivalents was $267 million and long-term debt was zero at September 30, 2022

•	Free cash flow for the third quarter of 2022 was $44 million

•	Repurchased $4 million of common stock in the first partial quarter of our share repurchase program

David Cherechinsky, President and CEO of NOW Inc., added, “The advancement of our strategic transformation continued into the third quarter as EBITDA as a percent of revenues reached 9.2% for the first time on expanded revenue and gross margins, across a more efficient fulfillment model. We generated $44 million in free cash flow in the quarter, while continuing to invest materially in people, inventory, facility and network enhancements.

It is an honor to represent the exceptional women and men who provide the valued solutions that help us win in the market and make DistributionNOW an essential destination for our customers. Your hard work and dedication give me great confidence in our future as we lay the groundwork for a strong 2023.”

Prior to the earnings conference call a presentation titled “NOW Inc. Third Quarter 2022 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,350 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$267	$313
Receivables, net	406	304
Inventories, net	361	250
Prepaid and other current assets	20	16

Total current assets	1,054	883
Property, plant and equipment, net	109	111
Goodwill	79	67
Intangibles, net	13	9
Other assets	27	34

Total assets	$1,282	$1,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339	$235
Accrued liabilities	111	112
Other current liabilities	8	22

Total current liabilities	458	369
Long-term operating lease liabilities	11	17
Other long-term liabilities	7	6

Total liabilities	476	392
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,635,461 and 110,558,831 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	2,065	2,060
Accumulated deficit	(1,107)	(1,203)
Accumulated other comprehensive loss	(155)	(147)

NOW Inc. stockholders’ equity	804	711
Noncontrolling interest	2	1

Total stockholders’ equity	806	712

Total liabilities and stockholders’ equity	$1,282	$1,104

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Revenue	$577	$439	$539	$1,589	$1,200
Operating expenses:
Cost of products	438	343	411	1,215	944
Warehousing, selling and administrative	95	86	89	268	250
Impairment and other charges	—	—	10	10	4

Operating profit	44	10	29	96	2
Other income (expense)	—	(3)	(1)	9	(5)

Income (loss) before income taxes	44	7	28	105	(3)
Income tax provision	3	2	2	8	4

Net income (loss)	41	5	26	97	(7)
Net income attributable to noncontrolling interest	1	—	—	1	—

Net income (loss) attributable to NOW Inc.	$40	$5	$26	$96	$(7)

Earnings (loss) per share attributable to NOW Inc. stockholders:
Basic	$0.35	$0.05	$0.23	$0.85	$(0.06)

Diluted	$0.35	$0.05	$0.23	$0.85	$(0.06)

Weighted-average common shares outstanding, basic	111	111	111	111	110

Weighted-average common shares outstanding, diluted	111	111	111	111	110

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Revenue:
United States	$435	$312	$408	$1,177	$860
Canada	86	68	72	240	177
International	56	59	59	172	163

Total revenue	$577	$439	$539	$1,589	$1,200

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) ATTRIBUTABLE TO NOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
GAAP net income (loss) attributable to NOW Inc. (1)	$40	$5	$26	$96	$(7)
Net income attributable to noncontrolling interest	1	—	—	1	—
Interest expense (income), net	(1)	—	—	(1)	—
Income tax provision	3	2	2	8	4
Depreciation and amortization	5	6	5	14	18
Other costs:
Stock-based compensation	3	2	2	7	6
Other (2)	2	2	12	3	7

EBITDA excluding other costs	$53	$17	$47	$128	$28

EBITDA % excluding other costs (3)	9.2%	3.9%	8.7%	8.1%	2.3%

NET INCOME (LOSS) ATTRIBUTABLE TO NOW INC. TO NON-GAAP NET INCOME (LOSS) ATTRIBUTABLE TO NOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
GAAP net income (loss) attributable to NOW Inc. (1)	$40	$5	$26	$96	$(7)
Other, net of tax (4) (5)	(6)	1	3	(18)	8

Net income (loss) attributable to NOW Inc. excluding other costs (5)	$34	$6	$29	$78	$1

DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO NOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
GAAP diluted earnings (loss) per share attributable to NOW Inc. stockholders (1)	$0.35	$0.05	$0.23	$0.85	$(0.06)
Other, net of tax (4) (5)	(0.05)	—	0.03	(0.15)	0.07

Diluted earnings (loss) per share attributable to NOW Inc. stockholders excluding other costs (5)	$0.30	$0.05	$0.26	$0.70	$0.01

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) attributable to NOW Inc. excluding other costs and (iii) diluted earnings (loss) per share attributable to NOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)

For the three months ended September 30, 2022, Other of approximately $2 million, included in warehousing, selling and administrative, was related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages.

For the nine months ended September 30, 2022, Other also included approximately $4 million of separation and transaction-related charges, as well as, approximately $10 million of impairment and other charges related to the reclassification of accumulated foreign currency translation losses due to the substantial liquidation of certain foreign subsidiaries, partially offset by a benefit of approximately $13 million related to the decrease of contingent consideration liability, which was included in other income.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

(5)

For the three months ended September 30, 2022, Other, net of tax included a benefit of approximately $8 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, partially offset by approximately $2 million related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages.

For the nine months ended September 30, 2022, Other, net of tax included a benefit of approximately $21 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as, a benefit of approximately $13 million related to the decrease of contingent consideration liability, partially offset by approximately $10 million of impairment and other charges, approximately $4 million in separation and transaction-related charges and $2 million related to legal fees for litigation matters discussed above. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(6)	Totals may not foot due to rounding.

5